                          PREMIERE TECHNOLOGIES, INC.

                     AMENDED AND RESTATED 1995 STOCK PLAN

                          PREMIERE TECHNOLOGIES, INC.
                     AMENDED AND RESTATED 1995 STOCK PLAN

                               TABLE OF CONTENTS


                                                          Page
                                                          ----

ARTICLE I       DEFINITIONS.............................     1

ARTICLE II      THE PLAN................................     5

     2.1        Name....................................     5
     2.2        Purpose.................................     5
     2.3        Effective Date..........................     5

ARTICLE III     PARTICIPANTS............................     5

ARTICLE IV      ADMINISTRATION..........................     6

     4.1        Duties and Powers of the Committee......     6
     4.2        Interpretation; Rules...................     6
     4.3        No Liability............................     6
     4.4        Majority Rule...........................     6
     4.5        Company Assistance......................     7

ARTICLE V       SHARES OF STOCK SUBJECT TO PLAN.........     7

     5.1        Limitations.............................     7
     5.2        Antidilution............................     8

ARTICLE VI      OPTIONS.................................     9

     6.1        Types of Options Granted................     9
     6.2        Option Grant and Agreement..............     9
     6.3        Optionee Limitations....................     9
     6.4        $100,000 Limitation.....................    10
     6.5        Exercise Price..........................    10
     6.6        Exercise Period.........................    10
     6.7        Option Exercise.........................    11
     6.8        Reload Options..........................    12
     6.9        Nontransferability......................    12
     6.10       Termination of Employment or Service....    12
     6.11       Employment Rights.......................    13
     6.12       Certain Successor Options...............    13
     6.13       Effect of Change in Control.............    13

ARTICLE VII     RESTRICTED STOCK........................    13

     7.1        Awards of Restricted Stock..............    13
     7.2        Nontransferability......................    14
     7.3        Lapse of Restrictions...................    14
     7.4        Termination of Employment...............    14
     7.5        Treatment of Dividends..................    14
     7.6        Delivery of Shares......................    14

ARTICLE VIII    STOCK APPRECIATION RIGHTS...............    14

     8.1        SAR Awards..............................    14
     8.2        Determination of Price..................    15
     8.3        Exercise of a SAR.......................    15
     8.4        Payment for a SAR.......................    15
     8.5        Status of SAR Shares....................    15
     8.6        Termination of SARs.....................    15
     8.7        No Shareholder Rights...................    16

ARTICLE IX      STOCK CERTIFICATES......................    16

ARTICLE X       TERMINATION AND AMENDMENT...............    17

     10.1       Termination and Amendment...............    17
     10.2       Effect on Grantee's Rights..............    17

ARTICLE XI      RELATIONSHIP TO OTHER COMPENSATION PLANS    17

ARTICLE XII     MISCELLANEOUS...........................    17

     12.1       Replacement or Amended Grants...........    17
     12.2       Forfeiture for Competition..............    18
     12.3       Plan Binding on Successors..............    19
     12.4       Singular, Plural, Gender................    18
     12.5       Headings Not Part of Plan...............    18
     12.6       Interpretation..........................    18

                          PREMIERE TECHNOLOGIES, INC.
                     AMENDED AND RESTATED 1995 STOCK PLAN

                                   ARTICLE I
                                  DEFINITIONS

     As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

          "Award" shall mean a grant of Restricted Stock or a SAR under this
          -------
          Plan.

          "Board" shall mean the Board of Directors of the Company.
          -------

          "Cause" shall mean theft or destruction of property of the Company or
          -------
          any Subsidiary, disregard of the rules or policies of the Company or any Subsidiary, or conduct evincing willful or wanton disregard of the interests of the Company or any Subsidiary. Such determination shall be made by the Committee based on information presented by the Company and the Employee (if the Employee chooses to present information), and shall be final and binding on the Company and the Employee.

          "Change in Control" shall mean the occurrence of either of the
          ------------------
          following events:

          (a) A change in the composition of the Board as a result of which fewer than one-half of the incumbent Directors are Directors who either:

               (i) were Directors of the Company twenty-four (24) months prior to such change, or

               (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who had been Directors of the Company twenty-four
                    (24) months prior to such change and who were still in office at the time of the election or nomination; or

          (b) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who is a shareholder of the Company on or before the effective date of this Plan, by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, including
          ------
          effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "Committee" shall mean a committee of at least two Directors appointed
          -----------
          from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that (i) with respect to any Options or Awards granted to an individual who is also a Section 16 Insider, the Committee shall consist of at least two members of the Board (who need not be members of the Committee with respect to Options or Awards granted to any other individuals) who are Non-Employee Directors, and
          (ii) with respect to any Options or Awards granted to an individual who is also a Covered Employee, the Committee shall consist of at least two members of the Board (who need not be members of the Committee with respect to Options or Awards granted to any other individuals) who are Outside Directors, and all authority and discretion shall be exercised by such Non-Employee Directors or Outside Directors, as the case may be. References herein to the "Committee" shall mean such Employee Directors or Outside Directors insofar as any actions or determinations of the Committee shall relate to or affect Options or Awards made to or held by any Section 16 Insider or Covered Employee, as the case may be. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean a reference to the Board.

          "Company" shall mean Premiere Technologies, Inc., a Georgia
          ---------
          corporation.

          "Covered Employee" means an individual defined in Code Section
          ------------------
          162(m)(3).

          "Director" shall mean a member of the Board and any person who is an
          ----------
          advisory or honorary director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

          "Exchange Act" shall mean the Securities Exchange Act of 1934.  Any
          --------------
          reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

          "Exercise Price" shall mean the price at which an Optionee may
          ----------------
          purchase a share of Stock under a Stock Option Agreement.

          "Fair Market Value" on any date shall mean (i) the closing sales price
          -------------------
          of the Stock, regular way, on such date on the national securities exchange having the greatest volume of trading in the Stock during the thirty (30) day period preceding such date or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the date such value is to be determined, or in the absence of closing bids on such date, the closing bids on the next preceding date on which there were bids; or
          (iii) if the Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Committee based on such relevant facts as may be available, which may include opinions of independent experts, the price at which recent sales of Stock have been made, the book value of the Stock, and the Company's past, current and future earnings.

          "Grantee" shall mean a person who is an Optionee or a person who has
          ---------
          received an Award of Restricted Stock or a SAR.

          "Incentive Stock Option" shall mean an Option that complies with and
          ------------------------
          is subject to the terms, limitations and conditions of Section 422 of the Code and the regulations promulgated thereunder.

          "Non-Employee Director" shall have the meaning assigned such term in
          -----------------------
          Rule 16b-3 promulgated under Section 16 of the Exchange Act.

          "Officer" shall mean a person who constitutes an officer of the
          ---------
          Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or " no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

          "Option" shall mean an option, including an Incentive Stock Option, to
          --------
          purchase Stock granted pursuant to the provisions of Article VI hereof.

          "Optionee" shall mean a person to whom an Option has been granted
          ----------
          hereunder.

          "Outside Director" shall have the meaning assigned such term in
          ------------------
          Section 162 of the Code and the regulations promulgated thereunder.

          "Permanent and Total Disability" shall have the meaning set forth in
          --------------------------------
          Code Section 22(e)(3) and the regulations promulgated thereunder.

          "Plan" shall mean the Premiere Technologies, Inc. Amended and Restated
          ------
          1995 Stock Plan, the terms of which are set forth herein.

          "Purchasable" shall refer to Stock that may be purchased by an
          -------------
          Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

          "Qualified Domestic Relations Order" shall have the meaning set forth
          ------------------------------------
          in Code Section 414(p)(1)(A) and the regulations promulgated thereunder.

          "Reload Option" shall have the meaning set forth in Section 6.8
          ---------------
          hereof.

          "Restricted Stock" shall mean Stock issued to a Grantee pursuant to
          ------------------
          Article VII hereof.

          "Restriction Agreement" shall mean a written agreement setting forth
          -----------------------
          the terms of an Award of Restricted Stock, as provided in Section 7.1 hereof.

          "SAR" means a stock appreciation right, which is the right to receive
          -----
          an amount equal to the appreciation, if any, in the Fair Market Value of a share of Stock from the date of the grant of the right to the date of its payment, as provided in Article VIII hereof.

          "SAR Agreement" shall mean a written agreement setting forth the terms
          ---------------
          of an Award of a SAR, as provided in Section 8.1 hereof.

          "SAR Price" shall mean the base value established by the Committee for
          -----------
          a SAR on the date the SAR is granted and which is used in determining the amount of benefit, if any, paid to a Grantee.

          "Section 16 Insider" shall mean any person who is subject to the
          --------------------
          provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

          "Stock" shall mean the Common Stock, par value $.0l per share, of the
          -------
          Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

          "Stock Option Agreement" shall mean a written agreement between the
          ------------------------
          Company and an Optionee under which the Optionee may purchase Stock hereunder, as provided in Article VI hereof.

          "Subsidiary" shall mean any corporation, limited liability company,
          ------------
          partnership or other entity in which the Company directly or indirectly controls fifty percent (50%) or more of the total combined voting power of such entity.

                                   ARTICLE II
                                    THE PLAN

     2.1  Name.  This Plan shall be known as the "Premiere Technologies, Inc.
          ----
Amended and Restated 1995 Stock Plan."

     2.2  Purpose.  The purpose of the Plan is to advance the interests of the
          -------
Company, its Subsidiaries and its shareholders by affording certain employees of the Company and its Subsidiaries, as well as key consultants and advisors to the Company or any Subsidiary, an opportunity to acquire or increase their proprietary interests in the Company. The objective of the Options and Awards is to promote the growth and profitability of the Company and its Subsidiaries by providing the Grantees with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company and its Subsidiaries.

     2.3  Effective Date.  The effective date of this Plan is December 6, 1995,
          --------------
as amended and restated effective as of September 12, 1996, subject to shareholder approval of the amendments hereto no later than September 11, 1997.

                                  ARTICLE III
                                  PARTICIPANTS

     The class of persons eligible to participate in this Plan shall consist of all persons whose participation in the Plan the Committee determines to be in the best interests of the Company which shall include, but not be limited to, all employees of the Company or any Subsidiary, as well as directors, key consultants and advisors to the Company or any Subsidiary.

                                   ARTICLE IV
                                 ADMINISTRATION

     4.1  Duties and Powers of the Committee.  This Plan shall be administered
          ----------------------------------
by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering this Plan, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options or Awards in accordance with the provisions of this Plan and may grant Options and Awards singly, in combination, or in tandem. Subject to the provisions of this Plan, the Committee shall have the discretion and authority to determine those persons to whom Options or Awards will be granted and whether such Options will be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Option or Award, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement, Restriction Agreement and SAR Agreement. The Committee shall also have the discretion and authority to delegate to any Officer its powers to grant Options or Awards under this Plan to any person who is an employee of the Company or any Subsidiary but not an Officer or Director. To the extent not inconsistent with the provisions of this Plan, the Committee may give a Grantee an election to surrender an Option or Award in exchange for the grant of a new Option or Award, and shall have the authority to amend or modify an outstanding Stock Option Agreement, Restriction Agreement or SAR Agreement, or to waive any provision thereof, provided that the Grantee consents to such action.

     4.2  Interpretation; Rules.  Subject to the express provisions of this
          ---------------------
Plan, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, Restriction Agreement and SAR Agreement, and to make all other determinations necessary or advisable for the administration of this Plan, including, without limitation, the amending or altering of this Plan and any Options or Awards granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

     4.3  No Liability.  Neither any Director nor any member of the Committee
          ------------
shall be liable to any person or entity for any act or determination made in good faith with respect to this Plan or any Option or Award granted hereunder.

     4.4  Majority Rule.  A majority of the members of the Committee shall
          -------------
constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

     4.5  Company Assistance.  The Company shall supply full and timely
          ------------------
information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE V
                        SHARES OF STOCK SUBJECT TO PLAN

     5.1  Limitations.  Subject to any antidilution adjustment pursuant to the
          -----------
provisions of Section 5.2, the maximum number of shares of Stock that may be issued hereunder shall be one million five hundred thousand (1,500,000); provided, that the stock dividend declared shortly prior to the Company's initial public offering did not and shall not affect the maximum number of shares of Stock that may be issued hereunder. Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options, non-Incentive Stock Options, Restricted Stock and SARs, and the amount of Stock subject to the Plan may be increased from time to time in accordance with
Article X hereof. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Covered Employee shall be 200,000. The maximum fair market value of any Restricted Stock Awards that may be received by a Covered Employee (less any consideration paid by the participant for such Award) during any one calendar year under the Plan shall be $2,000,000.

     Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), or any forfeited portion of an Award, may again be optioned or Awarded under this Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for Options or Awards hereunder.

     If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company or any Subsidiary, to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Code Section 422 or Rule 16b-3 under the Exchange Act, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be optioned to any other person.

     5.2  Antidilution.
          ------------

          (a) If (i) the Outstanding shares of Stock are increased, decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company, by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend (excluding the Stock dividend referred to in Section 5.1), (ii) any spin-off, split-off or other distribution of assets materially affects the price of the Company's stock, or (iii) there is any assumption and conversion to this Plan by the Company of an acquired company's outstanding option grants, then:

               (A) the aggregate number and kind of shares of Stock for which Options or Awards may be granted hereunder shall be adjusted appropriately by the Committee, and

               (B) the rights of Optionees (concerning the number of shares subject to Options and the Exercise Price) under outstanding Options and the rights of the holders of Awards (concerning the terms and conditions of the lapse of any then remaining restrictions), shall be adjusted appropriately by the Committee.

          (b) If the Company is a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

               (i) notwithstanding other provisions hereof, declare that all Options granted under this Plan shall become exercisable immediately notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, that all such Options shall terminate thirty (30) days after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period, and that all then-remaining restrictions pertaining to Awards under this Plan shall immediately lapse; and/or

               (ii) notify all Grantees that all Options and Awards granted under this Plan shall be assumed by the successor corporation or substituted on an equitable basis with options or restricted stock issued by such successor corporation.

          (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 5.2(b), the provisions of that Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Options and Awards under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders; provided that, notwithstanding any other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth (5th) business day following such adoption, notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.

          (d) The adjustments described in paragraphs (a) through (c) of this
Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination-of fractional share interests; provided, however, that any adjustment made by the Committee shall be made in a manner that will not cause an Incentive Stock Option to be other than an Incentive Stock Option under applicable statutory and regulatory provisions. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                   ARTICLE VI
                                    OPTIONS

     6.1  Types of Options Granted.  The Committee may, under this Plan, grant
          ------------------------
either Incentive Stock Options or Options which do not qualify as Incentive Stock Options. Within the limitations provided in this Plan, both types of Options may be granted to the same person at the same time, or at different times, under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of this Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the satisfaction of performance goals or any other factor the Committee deems relevant.

     6.2  Option Grant and Agreement.  Each Option granted hereunder shall be
          --------------------------
evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise, exercise price, whether the Option is intended to be an Incentive Stock Option, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Stock Option Agreement. No Incentive Stock Option may be granted more than ten (10) years after the effective date of this Plan. Separate Stock Option Agreements may be used for Options intended to be Incentive Stock Options and those not so intended, but any failure to use such separate agreements shall not invalidate, or otherwise adversely affect the Optionee's interest in, the Options evidenced thereby.

     6.3  Optionee Limitations.  The Committee shall not grant an Incentive
          --------------------
Stock Option to any person who, at the time the Incentive Stock Option is granted:

          (a) is not an employee of the Company or any of its Subsidiaries; or

          (b) owns or is considered to own stock possessing at least ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries; provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to such Option and such Option by its terms is not exercisable after five (5) years from the date on which the Option is granted. For the purpose of this subsection (b), a person shall be considered to own: (i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein; and (iii) the stock which such person may purchase under any outstanding options of the Company or any Subsidiary.

     6.4  $100,000 Limitation.  Except as provided below, the Committee shall
          -------------------
not grant an Incentive Stock Option to, or modify the exercise provisions of any outstanding Incentive Stock Option held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Company and any Subsidiary, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each Option) of the Stock with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided, that the foregoing restriction on modification of outstanding Incentive Stock Options shall not preclude the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided further that, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section 6.4 is exceeded, the Incentive Stock Option, the granting or modification of which resulted in the exceeding of such limit, shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as an Option not qualifying as an Incentive Stock Option.

     6.5  Exercise Price.  The Exercise Price of the Stock subject to each
          --------------
Option shall be determined by the Committee.  Subject to the provisions of
Section 6.3(b) hereof, the Exercise Price of an Incentive Stock Option shall not be less than the Fair Market Value of the Stock as of the date the Option is granted (or in the case of an Incentive Stock Option that is subsequently modified, on the date of such modification).

     6.6  Exercise Period.  The period for the exercise of each Option granted
          ---------------
hereunder shall be determined by the Committee, but the Stock Option Agreement with respect to each Option intended to be an Incentive Stock Option shall provide that such Option shall not be exercisable after the expiration of ten
(10) years from the date of grant (or modification) of the Option.

     6.7  Option Exercise.
          ---------------

          (a) Unless otherwise provided in the Stock Option Agreement or Section
6.6 hereof, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to less than one hundred (100) shares unless the remaining shares that have become so Purchasable are less than one hundred (100) shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

          (b) An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with
Section 6.7(c). If requested by an Optionee, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

          (c) The Exercise Price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, the Committee may provide in a Stock Option Agreement (or may otherwise determine in Its sole discretion at the time of exercise) that in lieu of cash, all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price); provided further, the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that, in lieu of cash or shares, all or a portion of the Exercise Price may be paid by the Optionee's execution of a recourse note equal to the Exercise Price or relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations.

          (d) In addition to and at the time of payment of the Exercise Price, the Company may withhold, or require the Optionee to pay to the Company in cash, the amount of any federal, state and local income, employment or other withholding taxes which the Committee determines are required to be withheld under federal, state or local law in connection with the exercise of an Option; provided, however, the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that all or any portion of such tax obligations may, upon the election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid.

          (e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

     6.8  Reload Options.
          --------------

          (a) The Committee may specify in a Stock Option Agreement (or may otherwise determine in its sole discretion) that a Reload Option shall be granted, without further action of the Committee, (i) to an Optionee who exercises an Option (including a Reload Option) by surrendering shares of Stock in payment of amounts specified in Sections 6.7(c) or 6.7(d) hereof, (ii) for the same number of shares as are surrendered to pay such amounts, (iii) as of the date of such payment and at an Exercise Price equal to the Fair Market Value of the Stock on such date, and (iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, except as provided below and subject to such other contingencies, conditions, or other terms as the Committee shall specify at the time such exercised Option is granted.

          (b) Unless provided otherwise in the Stock Option Agreement, a Reload Option may not be exercised by an Optionee (i) prior to the end of a one (1) year period from the date that the Reload Option is granted, and (ii) unless the Optionee retains beneficial ownership of the shares of Stock issued to such Optionee upon exercise of the Option referred to above in Section 6.8(a)(i), for a period of one (1) year from the date of such exercise.

     6.9  Nontransferability.  No Option shall be transferable by an Optionee
          ------------------
other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

     6.10 Termination of Employment or Service.  The Committee shall have the
          ------------------------------------
power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee's right to exercise an Option upon termination of such Optionee's employment or service under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full; provided, however, that in no event may an Incentive Stock Option be exercised after the expiration of ten (10) years from the date of grant thereof.

     6.11 Employment Rights.  Nothing in this Plan or in any Stock Option
          -----------------
Agreement shall confer on any person any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate such person's employment at any time.

     6.12 Certain Successor Options.  To the extent not inconsistent with the
          -------------------------
terms, limitations and conditions of Code Section 422 and any regulations promulgated thereunder, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company or any Subsidiary, may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code Section 424(a).

     6.13 Effect of Change in Control.  The Committee may determine, at the time
          ---------------------------
of granting an Option or thereafter, that such Option shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of Change in Control in a particular Option Agreement). If the Committee finds that there is a reasonable possibility that, within the succeeding six (6) months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options shall be exercisable on an accelerated basis.

                                  ARTICLE VII
                               RESTRICTED STOCK

     7.1  Awards of Restricted Stock.  The Committee may grant Awards of
          --------------------------
Restricted Stock, which shall be governed by a Restriction Agreement between the Company and the Grantee. Each Restriction Agreement shall contain such restrictions, terms and conditions (including, without limitation, the satisfaction of stated performance goals) as the Committee may, in its discretion, determine, and may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed the Restriction Agreement governing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the foregoing documents within the time period prescribed by the Committee, if any, the Award shall be void. At the discretion of the Committee, Shares issued in connection with an Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Restriction Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the night to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

     7.2  Nontransferability.  Until any restrictions upon Restricted Stock
          ------------------
awarded to a Grantee shall have lapsed in a manner set forth in Section 7.3, such shares of Restricted Stock shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order, nor shall they be delivered to the Grantee.

     7.3  Lapse of Restrictions.  Restrictions upon Restricted Stock awarded
          ---------------------
hereunder shall lapse at such time or times and on such terms and conditions as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

     7.4  Termination of Employment.  The Committee shall have the power to
          -------------------------
specify, with respect to each Award granted to any particular Grantee, the effect upon such Grantee's rights with respect to such Restricted Stock of the termination of such Grantee's employment under various circumstances, which effect may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date on which any then remaining restrictions shall lapse.

     7.5  Treatment of Dividends.  At the time an Award of Restricted Stock is
          ----------------------
made the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion thereof, declared or paid on such Restricted Stock shall be (a) deferred until the lapsing of the relevant restrictions and (b) held by the Company for the account of the Grantee until such lapsing. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account outstanding during such year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest thereon, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and any dividends deferred (together with any interest thereon) in respect of Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock.

     7.6  Delivery of Shares.  Except as provided otherwise in Article IX below,
          ------------------
within a reasonable period of time following the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such shares and such shares shall be free of all restrictions hereunder.

                                 ARTICLE VIII
                           STOCK APPRECIATION RIGHTS

     8.1  SAR Awards.  The Committee may grant Awards of SARs, which shall be
          ----------
governed by a SAR Agreement between the Company and the Grantee. Each SAR Agreement shall contain such restrictions, terms and conditions (including, without limitation, the satisfaction of stated performance goals) as the Committee may, in its discretion, determine.

     8.2  Determination of Price.  The SAR Price shall be established by the
          ----------------------
Committee in its sole discretion. The SAR Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the SAR is granted for a SAR issued in tandem with an Incentive Stock Option.

     8.3  Exercise of a SAR.  Upon exercise of a SAR, the Grantee shall be
          -----------------
entitled, subject to the terms and conditions of this Plan and the SAR Agreement, to receive for each share of Stock being exercised under the SAR, the excess of (a) the Fair Market Value of such share of Stock on the date of exercise over (b) the SAR Price for such share of Stock.

     8.4  Payment for a SAR.  At the sole discretion of the Committee, the
          -----------------
payment of such excess shall be made in (a) cash, (b) shares of Stock, or (c) a combination of both. Shares of Stock used for this payment shall be valued at their Fair Market Value on the date of exercise of the applicable SAR.

     8.5  Status of SAR Shares.  Shares of Stock subject to an Award of a SAR
          --------------------
shall be considered shares of Stock which may be issued under this Plan for purposes of Section 5.1 hereof, unless the SAR Agreement making the Award of the SAR provides that the exercise of such SAR results in the termination of an unexercised Option for the same number of shares of Stock.

     8.6  Termination of SARs.  A SAR may be terminated as follows:
          -------------------

          (a) During the period of a Grantee's continuous employment with the Company or a Subsidiary, a SAR will be terminated only if it has been fully exercised or it has expired by its terms.

          (b) Upon termination of a Grantee's employment with the Company or a Subsidiary, the SAR will terminate upon the earliest of (1) the full exercise of the SAR, (ii) the expiration of the SAR by its terms, and (iii) not more than three (3) months following the date of employment termination; provided, however, should termination of employment (A) result from the death or Permanent and Total Disability of the Grantee, the period referenced in clause (iii) hereof shall be one (1) year, or (B) be for Cause, the SAR will terminate on the date of employment termination. For purposes of this Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment unless otherwise provided in the SAR Agreement or by the Company on the date of the leave of absence.

          (c) Subject to the terms of the SAR Agreement with the Grantee, if a Grantee should die or become Subject to a Permanent and Total Disability prior to the termination of employment with the Company or any Subsidiary and prior to the termination of a SAR, such SAR may be exercised to the extent that the Grantee shall have been entitled to exercise it at the time of death or Permanent and Total Disability, as the case may be, by the Grantee, the estate of the Grantee or the person or persons to whom the SAR shall have been transferred by will or by the laws of descent and distribution.

          (d) Except as otherwise expressly provided in the SAR Agreement with the Grantee, in no event will the continuation of the term of a SAR beyond the date of termination of employment allow the Employee, or his beneficiaries or heirs, to accrue additional rights under this Plan, have additional SARs available for exercise, or receive a higher benefit than the benefit payable as if the SAR had been exercised on the date of employment termination.

     8.7  No Shareholder Rights.  The Grantee of a SAR shall have no rights as a
          ---------------------
shareholder with respect to such SAR. In addition, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or fights except as provided in Section 5.2 hereof.

                                  ARTICLE IX
                              STOCK CERTIFICATES

     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, or deliver any certificate for shares of Restricted Stock granted hereunder, prior to fulfillment of all of the following conditions:


          (a) the admission Of Such shares to listing on all stock exchanges on which the Stock is then listed;

          (b) the completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

          (c) the obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

          (d) the lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

     Stock certificates issued and delivered to Grantees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

                                   ARTICLE X
                           TERMINATION AND AMENDMENT

     10.1 Termination and Amendment.  The Board at any time may amend or
          -------------------------
terminate the Plan without shareholder approval; provided, however, that the Board may condition any amendment on the approval of shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws.

     10.2 Effect on Grantee's Rights.  No termination, amendment or modification
          --------------------------
of this Plan shall adversely affect a Grantee's rights under a Stock Option Agreement, Restriction Agreement or SAR Agreement without the consent of the Grantee or his legal representative.

                                  ARTICLE XI
                   RELATIONSHIP TO OTHER COMPENSATION PLANS

     The adoption of this Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for employees or Directors of the Company or any of its Subsidiaries.

                                  ARTICLE XII
                                 MISCELLANEOUS

     12.1.  Performance Goals.  The Committee may determine that any Award
            -----------------
granted pursuant to this Plan to a participant (including, but not limited to, participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company or a Subsidiary of a specified target return on equity or assets, (b) the Company's or Subsidiary's stock price, (c) the achievement by the Company or a business unit of the Company or Subsidiary of a specified target net income or earnings per share, including without limitation earnings before income and taxes, or (d) any combination of the goals set forth in (a) through (c) above. Furthermore, the Committee reserves the right for any reason to reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code
Section 162(m)). Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

     12.2  Replacement or Amended Grants.  At the sole discretion of the
           -----------------------------
Committee, and subject to the terms of this Plan, the Committee may modify outstanding Options or Awards or accept the surrender of outstanding Options or Awards and grant new Options or Awards in substitution thereof. However, no modification of an Option or Award shall adversely affect a Grantee's rights under a Stock Option Agreement, Restriction Agreement or SAR Agreement without the consent of the Grantee or his legal representative.

     12.3  Forfeiture for Competition.  If a Grantee provides services to a
           --------------------------
competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, which services are of a nature that can reasonably be expected to involve the skills and experience used or developed by the Grantee while an employee, consultant or advisor of the Company or any Subsidiary, then that Grantee's rights under any Options outstanding hereunder shall be forfeited and terminated, and any shares of Restricted Stock held by such Grantee subject to remaining restrictions shall be forfeited, subject in each case to a determination to the contrary by the Committee.

     12.4  Plan Binding on Successors.  This Plan shall be binding upon the
           --------------------------
successors and assigns of the Company.

     12.5  Singular, Plural, Gender.  Whenever used herein, nouns in the
           ------------------------
singular shall include the plural, and the masculine pronoun shall include the feminine gender and vice versa.

     12.6  Headings Not Part of Plan.  Headings of Articles and Sections hereof
           -------------------------
are inserted for convenience and reference, and they do not constitute part of this Plan.

     12.7  Interpretation.  With respect to Section 16 Insiders, transactions
           --------------
under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, and shall be interpreted consistent therewith.